UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): April 27, 2011
CALAVO GROWERS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: (805) 525-1245
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On April 27, 2011, we held the annual meeting of shareholders of Calavo Growers, Inc. at 15765 W. Telegraph Road, Santa Paula, California, 93060. At the meeting, the holders of our outstanding common stock acted on the following matters:
     (1) The shareholders voted on a cumulative basis and elected the following 13 directors, each to serve for a term of one year. Each nominee received the following votes:

	Votes	Votes	Broker
Name of Nominee	For	Withheld	Non-Votes
Lecil E. Cole	19,819,609	1,633,955	1,672,190
George H. Barnes	6,687,712	933,008	1,672,190
Michael D. Hause	6,706,523	913,478	1,672,190
Donald M. Sanders	8,628,678	1,844,125	1,672,190
Marc L. Brown	4,860,395	2,760,325	1,672,190
Alva V. Snider	6,702,694	1,000,187	1,672,190
Scott Van Der Kar	6,243,944	1,813,431	1,672,190
J. Link Leavens	9,642,367	1,813,431	1,672,190
Dorcas H. McFarlane	7,550,478	1,688,402	1,672,190
John M. Hunt	7,055,639	1,142,563	1,672,190
Egidio Carbone, Jr.	7,346,594	395,904	1,672,190
Harold Edwards	14,463,027	1,812,036	1,672,190
Steven Hollister	7,435,384	186,701	1,672,190
(2) The shareholders voted for the ratification of the appointment of Ernst & Young LLP as our independent accountants for fiscal 2011. Votes cast were as follows:

For	11,574,818
Against	35,252
Abstain	105,976
Broker Non-Votes	39,356
(3) The shareholders voted for the approval of the Calavo Growers, Inc. 2011 Management Incentive Plan. Votes cast were as follows:

For	7,234,119
Against	2,682,487
Abstain	166,606
Broker Non-Votes	1,672,190
(4) The shareholders voted on an advisory basis to approve the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2011 proxy statement. Votes cast were as follows:

For	9,403,663
Against	467,431
Abstain	212,118
Broker Non-Votes	1,672,190

(5) The shareholders voted on an advisory basis on the frequency of holding future shareholder advisory votes on executive compensation. Votes cast were as follows:

Every 1 Year	8,797,157
Every 2 Years	107,167
Every 3 Years	996,107
Abstain	182,781
Broker Non-Votes	1,672,190
     Based upon the results of this shareholder advisory vote, the Board of Directors of Calavo Growers, Inc. has determined to follow the stockholders’ recommendation and to include in future proxy statements an annual shareholder advisory vote on the compensation of the company’s executive officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
May 2, 2011	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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